Exhibit 24.1

POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas M. Petro and Jerry D. Holbrook as the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities to sign any or all amendments to the Form MHC-1, Notice of Mutual Holding Company Reorganization, of Fox Chase Bank, and Form MHC-2, Application for Approval of a Minority Stock Issuance by a Savings Association Subsidiary of a Mutual Holding Company, of Fox Chase Bancorp, Inc., (collectively, the “Applications”), and the Registration Statement on Form S-1 of Fox Chase Bancorp, Inc. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Office of Thrift Supervision (the “OTS”) or the U.S. Securities and Exchange Commission, respectively, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of Part 563b of the OTS Rules and Regulations and the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder, the foregoing Powers of Attorney prepared in conjunction with the Applications and the Registration Statement on Form S-1 have been duly signed by the following persons in the capacities and on the dates indicated.

Name	Date

/s/ Thomas M. Petro	May 12, 2006
Thomas M. Petro
President, Chief Executive Officer and Director
Fox Chase Bancorp, Inc.

President, Chief Executive Officer and Director
Fox Chase Bank

/s/ Jerry D. Holbrook	May 12, 2006
Jerry D. Holbrook
Chief Financial Officer and Secretary
Fox Chase Bancorp, Inc.

Executive Vice President and Chief Financial Officer
Fox Chase Bank

/s/ Roger H. Ballou	May 12, 2006
Roger H. Ballou
Director
Fox Chase Bancorp, Inc.

Director
Fox Chase Bank

/s/ Richard E. Bauer	May 12, 2006
Richard E. Bauer
Director
Fox Chase Bancorp, Inc.

Director
Fox Chase Bank

/s/ Todd S. Benning	May 12, 2006
Todd S. Benning
Director
Fox Chase Bancorp, Inc.

Director
Fox Chase Bank

/s/ Richard M. Eisenstaedt	May 12, 2006
Richard M. Eisenstaedt
Director
Fox Chase Bancorp, Inc.

Director
Fox Chase Bank

/s/ Laura M. Mercuri	May 12, 2006
Laura M. Mercuri
Director
Fox Chase Bancorp, Inc.

Director
Fox Chase Bank

/s/ Anthony A. Nichols	May 12, 2006
Anthony A. Nichols
Director
Fox Chase Bancorp, Inc.

Director
Fox Chase Bank

/s/ Peter A. Sears	May 12, 2006
Peter A. Sears
Director
Fox Chase Bancorp, Inc.

Director
Fox Chase Bank